SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2006

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2006, the Governance Committee of the Board of Directors of YRC Worldwide Inc. (“YRC” or the “Company”) received notice from Frank Doyle that Mr. Doyle will not stand for re-election to YRC’s board of directors at YRC’s next annual meeting of stockholders due to his retirement under the Company’s bylaws upon reaching age 75. As Mr. Doyle completes his term of board service, the Company has expressed its appreciation to him for his substantial contributions and dedicated service. There were no disagreements between Mr. Doyle and the Company on any matter relating to YRC’s operations, policies or practices.

Due to Mr. Doyle’s retirement from board service and Paul Liska’s recent decision not to stand for re-election to YRC’s board, the Company’s board of directors has amended its bylaws to change the number of the Company’s directors from eleven to nine, effective immediately preceding the company’s next annual meeting of its stockholders, which is expected to take place on
May 16, 2006 at 10:00 a.m. Overland Park, Kansas Time (with a record date of March 27, 2006).

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s board of directors has amended its bylaws to change the number of the Company’s directors from eleven to nine, effective immediately preceding the company’s next annual meeting of its stockholders, which is expected to take place on
May 16, 2006 at 10:00 a.m. Overland Park, Kansas Time (with a record date of March 27, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC Worldwide Inc.
(Registrant)

Date: March 2, 2006	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Senior Vice President, General Counsel and Secretary